UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 27, 2026

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40675 Encyclopedia Circle

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2026, Socket Mobile, Inc. (the "Company") delivered written notice to The Nasdaq Stock Market LLC ("Nasdaq") pursuant to Nasdaq Listing Rule 5840(j) and Rule 12d2-2(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Company’s intention to voluntarily withdraw its common stock, par value $0.001 per share (the "Common Stock"), from listing on The Nasdaq Capital Market and from registration under Section 12(b) of the Exchange Act and to transition the quotation of its Common Stock to the OTCID Market operated by OTC Markets Group Inc. ("OTC Markets").

As previously disclosed, the Company received a notification from Nasdaq on August 24, 2026, indicating that the Company no longer satisfied the minimum stockholders’ equity requirement of $2,500,000 under Nasdaq Listing Rule 5550(b)(1). Following an evaluation of the Company’s strategic alternatives, market capitalization, and the substantial ongoing legal, accounting, compliance, and listing costs associated with maintaining a Nasdaq listing, the Company’s Board of Directors authorized and approved the voluntary withdrawal of the Common Stock from Nasdaq and the transition to the OTCID Market. The Board determined that transitioning quotation to the OTCID Market will enable the Company to significantly reduce administrative and regulatory overhead, conserve cash, and redirect resources toward core product development, customer execution, and long-term business objectives.

The Company has received written confirmation from OTC Markets that it has satisfied the onboarding qualifications for quotation on the OTCID Market. The Company expects that its Common Stock will be quoted on the OTCID Market under its current ticker symbol, "SCKT," following the effectiveness of the delisting from Nasdaq, subject to the completion of applicable requirements and arrangements.

In accordance with Nasdaq Listing Rule 5840(j) and Exchange Act Rule 12d2-2(c), the Company anticipates the following procedural schedule:

•	Public Notice: On October 27, 2026, contemporaneously with the delivery of written notice to Nasdaq, the Company issued a press release and published notice on its publicly accessible website disclosing its determination to voluntarily delist from Nasdaq and transition quotation to the OTCID Market. Notice was also submitted to Nasdaq MarketWatch.

•	Form 25 Filing: On or about November 9, 2026 (at least ten calendar days following written notice to Nasdaq), the Company intends to file a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act) with the Securities and Exchange Commission (the "SEC") and deliver a copy to Nasdaq.

•	Effective Date: Delisting from The Nasdaq Capital Market is expected to become effective ten calendar days after the filing of Form 25, on or about November 19, 2026. Regular trading on Nasdaq is expected to cease at the close of regular market hours on November 18, 2026.

•	Commencement of OTC Quotation: Quotation of the Common Stock on the OTCID Market under the symbol "SCKT" is expected to commence at market open on or about November 19, 2026.

The transition to the OTCID Market will not affect the Company’s day-to-day business operations, customer commitments, or product delivery schedules. The Company intends to continue filing periodic reports (including Forms 10-K, 10-Q, and Current Reports on Form 8-K) with the SEC in accordance with applicable rules under the Exchange Act.

Item 7.01 Regulation FD Disclosure.

On October 27, 2026, the Company issued a press release announcing its intention to voluntarily delist from The Nasdaq Capital Market and transition the quotation of its Common Stock to the OTCID Market and posted notice of that intent on the Company’s website at https://www.socketmobile.com/knowledge-center/news-updates. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Socket Mobile, Inc., dated October 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ Lynn Zhao
Name: Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer

Date: October 27, 2026